Exhibit 10.7

TXCO RESOURCES, INC.

2005 STOCK INCENTIVE PLAN

AS AMENDED AND RESTATED
(effective January 1, 2008)

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TABLE OF CONTENTS
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ARTICLE IX	ACCELERATION OF AWARDS UPON CORPORATE EVENT	13

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TXCO RESOURCES, INC.
2005 STOCK INCENTIVE PLAN
AS AMENDED AND RESTATED
(effective January 1, 2008)

ARTICLE I

PURPOSE

Section 1.1                                Purpose.  The TXCO Resources, Inc. 2005 Stock Incentive Plan as Amended and Restated, effective January 1, 2008 (the "Plan"), is established by TXCO Resources, Inc. (the "Company") to create incentives which are designed to motivate Employees, Consultants and Directors to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company's success. Toward these objectives, the Plan provides for the granting of Options and Restricted Stock Awards to Employees, Consultants and Directors on the terms and subject to the conditions set forth in the Plan. The Plan is designed to align the interests of participants with those of shareholders through the use of stock-based incentives.

Section 1.2                                Establishment and Amendment.  The Plan was effective as of April 29, 2005 and for a period of 10 years from such date. The Plan will terminate on April 28, 2015; however, it will continue in effect until all matters relating to the exercise of Options, distribution of Awards and administration of the Plan have been settled.  The Plan was amended and restated effective January 1, 2008 to (i) change the name of the Plan to the TXCO Resources, Inc. 2005 Stock Incentive Plan as Amended and Restated, and (ii) change the references in the Plan from The Exploration Company of Delaware, Inc. to TXCO Resources, Inc.

Section 1.3                                Number of Shares Available For Grant.  Subject to the limitations and adjustments set forth in this Plan, the maximum number of Shares that may be issued with respect to future Awards under this Plan shall be ten percent (10%) of the total number of then issued and outstanding Shares (rounded downward, if necessary, to eliminate fractional shares) of Company, reduced by shares issued under, and outstanding grants issued under the 1995 Flexible Incentive Plan. The Shares issued pursuant to this Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company. At Plan inception, 828,056 shares registered and still available under the 1995 Flexible Incentive Plan are transferred to this Plan, as well as 20,000 shares available under that Plan but not yet registered.

Section 1.4                                Shareholder Approval.  The Plan shall be subject to Shareholder Approval, which must occur within the period ending twelve months after the date the Plan is adopted by the Board. Pending such Shareholder Approval, Awards under the Plan may be granted, but Options may not be exercised nor may Restricted Stock Awards vest prior to receipt of such Shareholder Approval. In the event such Shareholder Approval is not obtained within such twelve-month period, all such Awards shall be void.

ARTICLE  II

DEFINITIONS

Section 2.1                                "Affiliated Entity" means any partnership or limited liability company in which a majority of voting power thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof.

Section 2.2                                "Award" means, individually or collectively, any Option or Restricted Stock Award granted under the Plan to an Eligible Person by the applicable Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the applicable Committee may establish by the Award Agreement or otherwise.

Section 2.3                                "Award Agreement" means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee's exercise of its administrative powers.

Section 2.4                                "Board" means the Board of Directors of the Company.

Section 2.5                                "Change of Control" means, for Participants other than employees, the occurrence of any of the following:

(i)
the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"). For purposes of this paragraph 2.5 the following acquisitions by a Person will not constitute a Change of Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph (iii) below;

(ii)
the individuals who, as of the date hereof, constitute the board of directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors. Any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered a member of the Incumbent Board as of the date hereof, but any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board will not be deemed a member of the Incumbent Board as of the date hereof;

(iii)
the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(iv)	the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

For employees, a Change of Control means the occurrence of any of the foregoing events or a change of control as defined in such employee's change of control agreement, in force at the time of determination.

Section 2.6                                "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to such Section and any regulations under such Section.

Section 2.7                                "Committee" has the meaning set forth in Section 3.1.

Section 2.8                                "Common Stock" means the common stock, par value $.01 per share, of the Company and, after substitution, such other stock as shall be substituted therefor as provided in Article VII or Article IX of the Plan.

Section 2.9                                "Compensation Committee" means a committee designated by the Board which will consist of not less than two members of the Board who meet the definition of "non employee directors" pursuant to Rule 16b-3, or any successor rule, promulgated under Section 16 of the Exchange Act unless another committee is designated by the Board of Directors.

Section 2.10                                "Consultant" means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

Section 2.11                                "Date of Grant" means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

Section 2.12                                "Director" means a non-employee member of the Company's Board of Directors.

Section 2.13                                "Disability" has the meaning set forth in Section 22(e)(3) of the Code.

Section 2.14                                "Eligible Person" means any Employee, Director or Consultant.

Section 2.15                                "Employee" means any employee of the Company, a Subsidiary or an Affiliated Entity.

Section 2.16                                "Employee Compensation Committee" means a committee designated by the Board which shall consist of not less than two members of the Board.

Section 2.17                                "Exchange Act" means the Securities Exchange Act of 1934, as amended.

Section 2.18                                "Executive Officer Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act with respect to the Common Stock.

Section 2.19                                "Fair Market Value" means, as of any date, (i) if the principal market for the Common Stock is a national securities exchange or the Nasdaq stock market, the closing price of the Common Stock on that date on the principal exchange on which the Common Stock is then listed or admitted to trading; or (ii) if sale prices are not available or if the principal market for the Common Stock is not a national securities exchange and the Common Stock is not quoted on the Nasdaq stock market, the average of the highest bid and lowest asked prices for the Common Stock on such day as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service. If the day is not a business day, and as a result, clauses (i) and (ii) are inapplicable, the Fair Market Value of the Common Stock shall be determined as of the last preceding business day. If clauses (i) and (ii) are otherwise inapplicable, the Fair Market Value of the Common Stock shall be determined in good faith by the Committee.

Section 2.20                                "Incentive Stock Option" means an Option within the meaning of Section 422 of the Code.

Section 2.21                                "Non-Executive Officer Participants" means Participants who are not subject to the provisions of Section 16 of the Exchange Act.

Section 2.22                                "Nonqualified Stock Option" means an Option to purchase shares of Common Stock which is not an Incentive Stock Option within the meaning of Section 422(b) of the Code.

Section 2.23                                "Option" means an Incentive Stock Option or Nonqualified Stock Option granted under Article V of the Plan.

Section 2.24                                "Participant" means an Eligible Person to whom an Award has been granted by the Committee under the Plan.

Section 2.25                                "Plan" means the TXCO Resources, Inc. 2005 Stock Incentive Plan as Amended and Restated.

Section 2.26                                "Restricted Stock Award" means an Award granted to an Eligible Person under Article VI of the Plan.

Section 2.27                                "Shareholder Approval" means approval by the holders of a majority of the outstanding shares of Common Stock, present or represented and entitled to vote at a meeting called for such purposes.

Section 2.28                                "Subsidiary" shall have the same meaning set forth in Section 424(f) of the Code.

ARTICLE III

ADMINISTRATION

Section 3.1                                Administration of the Plan; the Committee.  The Compensation Committee shall administer the Plan with respect to all Participants, including the grant of Awards. Although the Committee is generally responsible for the administration of the Plan, the Board in its sole discretion may take any action under the Plan that would otherwise be the responsibility of the Committee.

Unless otherwise provided in the bylaws of the Company or resolutions adopted from time to time by the Board establishing the Committee, the Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present shall be the valid acts of the Committee. Any action which may be taken at a meeting of the Committee may be taken without a meeting if all the members of the Committee consent to the action in writing.

Subject to the provisions of the Plan and review by the Board, the Committee shall have exclusive power to:

(a)	Select the Eligible Persons to participate in the Plan;

(b)	Determine the time or times when Awards will be granted;

(c)
Determine the form of Award, whether an Incentive Stock Option, a Nonqualified Stock Option or a Restricted Stock Award, the number of shares of Common Stock subject to any Award, all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award

Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration of the vesting or exercise of an Award under certain circumstances determined by the Committee. However, the Committee will not reprice outstanding Awards;

(d)	Determine whether Awards will be granted singly or in combination;

(e)	Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

Section 3.2                                Committee to Make Rules and Interpret Plan.  The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan and review by the Board, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan or any Awards granted pursuant hereto and all decisions and determinations by the Committee with respect to the Plan shall be final, binding, and conclusive on all parties unless otherwise determined by the Board.

ARTICLE IV

GRANT OF AWARDS

The Committee may, from time to time, grant Awards to one or more Participants, provided, however, that:

(a)	Any shares of Common Stock related to Awards which terminate by expiration, forfeiture, cancellation or otherwise shall be available again for grant under the Plan;

(b)
Common Stock delivered by the Company upon exercise of an Option or upon payment of an Award under the Plan may be authorized and unissued Common Stock or Common Stock held in the treasury of the Company;

(c)	The Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated;

(d)
Subject to Article VII, the aggregate number of shares of Common Stock made subject to Options and Restricted Stock Awards granted to any Employee in any calendar year may not exceed two million shares.

ARTICLE V

STOCK OPTIONS

Section 5.1                                Grant of Options.  The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to any Eligible Persons and Incentive Stock Options to Employees. Subject to the limitations of Section 5.2(e), these Options may be Incentive Stock Options or Nonqualified Stock Options, or a combination of both. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.

Section 5.2                                Conditions of Options.  Each Option so granted shall be subject to the following conditions:

(a)
Exercise Price. As limited by Section 5.2(e) below, the Award Agreement for each Option shall state the exercise price set by the Committee on the Date of Grant. No Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b)	Form of Payment. The payment of the exercise price of an Option shall be subject to the following:

(i)	The full exercise price for shares of Common Stock purchased upon the exercise of any Option shall be paid at the time of such exercise;

(ii)
The exercise price shall be payable in cash (including a check acceptable to the Committee, bank draft or money order) or by tendering, by either actual delivery of shares or by attestation, shares of Common Stock acceptable to the Committee and valued at Fair Market Value as of the day of exercise, or any combination thereof, as determined by the Committee;

(iii)
The Committee may permit an Option granted under the Plan to be exercised by a participant in conjunction with a broker-dealer acting on behalf of a Participant, such broker-dealer to remit the exercise price and any applicable withholding taxes directly to the Company, through procedures approved by the Committee.

(c)
Exercise of Options.  Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price. Upon the exercise of any Option, the Company shall issue and deliver to the Participant who exercised the Option a certificate representing the number of shares of Common Stock purchased thereby.

(d)
Other Terms and Conditions.  Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, a Subsidiary or Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) the maximum period that Participants will be allowed to be inactively employed or on a leave of absence before their vesting is suspended until they return to active employment; (v) conditions under which such Options or shares may be subject to forfeiture; (vi) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vii) the achievement by the Company of specified performance criteria; and (viii) protection of business matters.

(e)
Special Restrictions Relating to Incentive Stock Options.  Options issued in the form of Incentive Stock Options shall only be granted to Employees of the Company or a Subsidiary and not to Employees of an Affiliated Entity unless such entity is classified as a "disregarded entity" of the Company or the applicable Subsidiary under the Code. In addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, Options issued in the form of Incentive Stock Options shall comply with the requirements of Section 422 of the Code (or any successor Section thereto), including, without limitation, the requirement that the exercise price of an Incentive Stock Option not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant, the requirement that each Incentive Stock Option, unless sooner exercised, terminated or canceled, expire no later than 10 years from its Date of Grant, and the requirement that the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) not exceed $100,000. Incentive Stock Options which are in excess of the applicable $100,000 limitation will be automatically recharacterized as Nonqualified Stock Options as provided under Section 5.3 of this Plan. No Incentive Stock Options shall be granted to any Employee if, immediately before the grant of an Incentive Stock Option, such Employee owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries (as determined in accordance with the stock attribution rules contained in Sections 422 and 424(d) of the Code). Provided, the preceding sentence shall not apply if, at the time the Incentive Stock Option is granted, the exercise price is at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option, and such Incentive Stock Option by its terms is exercisable no more than ten years from the date such Incentive Stock Option is granted.

(f)	Application of Funds. The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options will be used for general corporate purposes.

(g)
Shareholder Rights.  No Participant shall have any rights as a shareholder with respect to any share of Common Stock subject to an Option prior to the purchase of such share of Common Stock by exercise of the Option.

Section 5.3                                Options Not Qualifying as Incentive Stock Options.  With respect to all or any portion of any Option granted under this Plan not qualifying as an "incentive stock option" under Section 422 of the Code, such Option shall be considered a Nonqualified Stock Option granted under this Plan for all purposes. Further, this Plan and any Incentive Stock Options granted hereunder shall be deemed to have incorporated by reference all the provisions and requirements of Section 422 of the Code (and the Treasury Regulations issued thereunder) necessary to ensure that all Incentive Stock Options granted hereunder shall be "incentive stock options" described in Section 422 of the Code. Further, in the event that the $100,000 limitation contained in Section 5.2(e) herein is exceeded in any Incentive Stock Option granted under this Plan, the portion of the Incentive Stock Option in excess of such limitation shall be treated as a Nonqualified Stock Option under this Plan subject to the terms and provisions of the applicable Award Agreement, except to the extent modified to reflect recharacterization of the Incentive Stock Option as a Nonqualified Stock Option.

Section 5.4                                Restrictions on Assignment. Options are not transferable except as otherwise provided below:

(a)
Incentive Stock Options. Incentive Stock Options may not be transferred other than by will or the laws of descent and distribution. Any attempted transfer, assignment, pledge, hypothecation or other disposition of, or the levy of execution, attachment or similar process upon, any Incentive Stock Option contrary to the provisions hereof shall be void and ineffective, shall give no right to any purported transferee, and may, at the sole discretion of the Committee, result in forfeiture of the Incentive Stock Option involved in such attempt.

(b)
Nonqualified Stock Options. Nonqualified Stock Options may be transferred by the Participants to whom such Nonqualified Stock Options were granted without consideration, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to:

(i)	The Participant's spouse, children or grandchildren, including adopted children and stepchildren (collectively, the "Immediate Family");

(ii)	A trust solely for the benefit of the Participant and/or his or her Immediate Family; or

(iii)	A partnership, corporation or limited liability company whose only partners, members or shareholders are the Participant and his or her Immediate Family.

any Nonqualified Stock Option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan or in an Award Agreement to a Participant shall be deemed to refer to the Permitted Transferee, except that (i) Permitted Transferees shall not be entitled to transfer any Nonqualified Stock Options, other than by will or the laws of descent and distribution, (ii) Permitted Transferees shall not be entitled to exercise any transferred Nonqualified Stock Options unless there shall be in effect a registration statement on an appropriate form covering the Shares to be acquired pursuant to the exercise of such Nonqualified Stock Option if the Committee determines that such a registration statement is necessary or appropriate, (iii) the Committee or the Company shall not be required to provide any notice to a Permitted

Transferee, whether or not such notice is or would otherwise have been required to be given to the original Participant under the Plan or otherwise, and (iv) the consequences of termination of the original Participant's employment by, or services to, the Company under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Permitted Transferee, following which the Nonqualified Stock Options shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

ARTICLE VI

RESTRICTED STOCK AWARDS

Section 6.1                                Grant of Restricted Stock Awards.  The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award to any Eligible Person. Restricted Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates into escrow until the restrictions associated with such Award are satisfied, and by an Award Agreement setting forth the terms of such Restricted Stock Award.

Section 6.2                                Conditions of Restricted Stock Awards.  The grant of a Restricted Stock Award shall be subject to the following:

(a)
Restriction Period.  Each Restricted Stock Award shall require the holder to remain in the employment of the Company, a Subsidiary, or an Affiliated Entity for a prescribed period (a "Restriction Period"). The Committee shall determine the Restriction Period or Periods that shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof. In addition to any time vesting conditions determined by the Committee, Restricted Stock Awards may be subject to the achievement by the Company of specified performance criteria based upon the Company's achievement of target levels of earnings per share, share price, net income, cash flows, reserve additions or replacements, production volume, finding and operating costs, drilling results, acquisitions and divestitures, risk management activities, return on equity, and/or total or comparative shareholder return, or other individual criteria as determined by the Committee. At the end of the Restriction Period, assuming the fulfillment of any other specified vesting conditions, the restrictions imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof.

(b)
Restrictions.  The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing the shares of

Common Stock subject to the Restricted Stock Award to give appropriate notice of such restrictions.

(c)
Shareholder Rights.  During any Restriction Period, the Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to vote such shares and to receive dividends. If any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Common Stock subject to the Restricted Stock Award with respect to which they were paid.

ARTICLE VII

STOCK ADJUSTMENTS

Subject to the provisions of Article IX of this Plan, in the event that the shares of Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind or shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, combination of shares or otherwise), or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share available under and subject to the Plan as provided in Section 1.3 hereof, and each share then subject or thereafter subject or which may become subject to Awards under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be, on a fair and equivalent basis in accordance with the applicable provisions of Section 424 of the Code; provided, however, in no such event will such adjustment result in a modification of any Award as defined in Section 424(h) of the Code. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or any stock or other securities into which the Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the shares available under and subject to the Plan, or in any Award theretofore granted or which may be granted under the Plan, such adjustments shall be made in accordance with such determination, except that no adjustment of the number of shares of Common Stock available under the Plan or to which any Award relates that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made would require an increase or decrease of at least 1% of the number of shares of Common Stock available under the Plan or to which any Award relates immediately prior to the making of such adjustment (the "Minimum Adjustment"). Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment together with other adjustments required by this Article VII and not previously made would result in a Minimum Adjustment. Notwithstanding the foregoing, any adjustment required by this Article VII which otherwise would not result in a Minimum Adjustment shall be made with respect to shares of Common Stock relating to any Award immediately prior to exercise or settlement of such Award.

No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

ARTICLE VIII

GENERAL

Section 8.1                                Amendment or Termination of Plan.  The Board may suspend or terminate the Plan at any time. In addition, the Board may, from time to time, amend the Plan in any manner, but may not adopt any amendment without Shareholder Approval if (i) the amendment relates to Incentive Stock Options and Section 422 of the Code requires Shareholder Approval of such amendment, or (ii) in the opinion of counsel to the Company, Shareholder Approval is required by any federal or state laws or regulations or the rules of any stock exchange on which the common stock may be listed.

Section 8.2                                Acceleration of Awards on Death, Disability or Other Special Circumstance.  With respect to (i) a Participant who terminates employment due to a Disability, (ii) the personal representative of a deceased Participant, or (iii) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee), the Committee, in its sole discretion, may permit the purchase of all or any part of the shares subject to any unvested Option or waive the vesting requirements of a Restricted Stock Award on the date of the Participant's termination of employment due to a Disability, death or special circumstances, or as the Committee otherwise so determines. With respect to Options which have already vested at the date of such termination or the vesting of which is accelerated by the Committee in accordance with the foregoing provision, the Participant or the personal representative of a deceased Participant shall have the right to exercise such vested Options within such period(s) as the Committee shall determine.

Section 8.3                                Withholding Taxes.  A Participant must pay in cash to the Company the amount of taxes required to be withheld by law upon the exercise of an Option. Required withholding taxes associated with a Restricted Stock Award must also be paid in cash unless the Committee permits a Participant to pay the amount of taxes required by law to be withheld from a Restricted Stock Award by directing the Company to withhold from any Award the number of shares of Common Stock having a Fair Market Value on the date of vesting equal to the amount of required withholding taxes.

Section 8.4                                Certain Additional Payments by the Company.  The Committee may, in its sole discretion, provide in any Award Agreement for certain payments by the Company in the event that acceleration of vesting of any Award under the Plan is subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, interest and penalties, collectively, the "Excise Tax"). An Award Agreement may provide that the Participant shall be entitled to receive a payment (a "Gross-Up Payment") in an amount such that after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax, imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon such acceleration of vesting of any Award.

Section 8.5                                Regulatory Approval and Listings.  The Company has transferred into this plan 828,056 shares of its common stock that were registered and still available under the predecessor plan, the 1995 Flexible Incentive Plan. The Company shall use its best efforts to file with the Securities and Exchange Commission within one year after the date this Plan is approved by the shareholders, and keep continuously effective and usable, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates representing shares of Common Stock evidencing Awards prior to:

(a)
the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable;

(b)	the listing of such shares on any exchange on which the Common Stock may be listed; and

(c)
the completion of any registration or other qualification of such shares under any state or federal law or regulation of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

Section 8.6                                Right to Continued Employment.  Participation in the Plan shall not give any Participant any right to remain in the employ of the Company, a Subsidiary or an Affiliated Entity. Further, the adoption of this Plan shall not be deemed to give any Employee, Director or Consultant or any other individual any right to be selected as a Participant or to be granted an Award.

Section 8.7                                Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than the Committee or Board member. In no event shall any person who is or shall have been a member of the Committee or the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

Section 8.8                                Construction.  The titles and headings of the sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 8.9                                Governing Law.  The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except as superseded by applicable federal law.

ARTICLE IX

ACCELERATION OF AWARDS UPON CORPORATE EVENT

If the Company shall, pursuant to action by the Board, at any time propose to dissolve or liquidate or merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new awards therefor, the Committee shall cause written notice of the proposed transaction to be given to each Participant no less than 40 days prior to the anticipated effective date of the proposed transaction, and the Participant's Award shall become 100% vested. Prior to a date specified in such notice, which shall be not more than 10 days prior to the anticipated effective date of the proposed transaction, each Participant shall have the right to exercise his or her Option to purchase any or all of the Common Stock then subject to such Option or to receive the shares subject to any unvested Restricted Stock Award, free of any restrictions. Each Participant, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective immediately prior to the consummation of the transaction, in which event such Participant need not make payment for the Common Stock to be purchased upon exercise of such Option until five days after receipt of written notice by the Company to such Participant that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date such transaction is consummated. If the transaction is abandoned, (i) any Common Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment and any Restricted Stock Award shall have vested solely by operation of this Article IX, such vesting shall be deemed voided as of the time such acceleration otherwise occurred pursuant to Article IX, and the vesting schedule set forth in the Participant's Award Agreement shall be reinstituted as of the date of such abandonment.

Upon the occurrence of a Change of Control, in the event that the provisions of the foregoing paragraph are not already invoked, each Participant shall have the right to exercise his or her Option to purchase any or all of the Common Stock then subject to such Option or to receive the shares subject to any unvested Restricted Stock Award, free of any restrictions. Each Participant, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective immediately prior to the Change of Control, in which event such Participant need not make payment for the Common Stock to be purchased upon exercise of such Option until five days after receipt of written notice by the Company to such Participant that the Change of Control has occurred. If the Change of Control has occurred, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such Change of Control. If the Change of Control is abandoned, (i) any Common Stock not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment and any Restricted Stock Award shall have vested solely by operation of this Article IX, such vesting shall be deemed voided as of the time such acceleration otherwise occurred pursuant to Article IX, and the vesting schedule set forth in the Participant's Award Agreement shall be reinstituted as of the date of such abandonment.